UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-37621	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana		70401
(Address of principal executive offices)		(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	FGBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 6.75% Series A Fixed-Rate Non-Cumulative perpetual preferred stock)	FGBIP	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

Second Amendment to Promissory Note

On March 20, 2026, First Guaranty Bancshares, Inc. (“First Guaranty” or the "Company”) entered into the Second Amendment to the Promissory Note (the “Second Promissory Note Amendment”) with Smith & Tate Investment, L.L.C. (“Smith & Tate), which further amends that certain Promissory Note, dated as of October 5, 2023, by and between First Guaranty and Smith & Tate, as successor to Burke & Herbert Bank & Trust Company, as successor to Summit Community Bank, Inc. (as amended, the “Promissory Note”). The Promissory Note was previously amended on June 4, 2025 (the "First Promissory Note Amendment"). Smith & Tate is a company controlled by Edgar Ray Smith, III, a director and principal shareholder of First Guaranty.

Prior to the First Promissory Note Amendment, the Promissory Note provided for the payment of thirty-nine (39) quarterly installments of principal in the amount of $1,007,812.50 (the “Principal Payments”) plus accrued but unpaid interest, beginning on December 31, 2023, and continuing on the last day of each consecutive calendar quarter thereafter, followed by a final payment on October 5, 2033, equal to the then-outstanding principal balance and all accrued but unpaid interest, penalties and fees due thereon. The First Promissory Note Amendment (a) waived Principal Payments beginning on the June 30, 2025, interest payment date and ending on the March 31, 2026, interest payment date (the “First Modified Payment Period”), and (b) allowed First Guaranty, at First Guaranty's option, to make payments of interest due during the First Promissory Note Modified Payment Period either (i) in cash, as provided for in the original Promissory Note, or (ii) in shares of common stock of First Guaranty, $1.00 par value (the “Common Stock”), with the number of shares of Common Stock to constitute each such interest payment equaling (x) the cash payment due as of such interest payment date based on the then-applicable interest rate as provided in the Promissory Note; divided by (y) the consolidated closing bid price per share of the Common Stock on the trading day immediately preceding the interest payment date.

The terms of the Second Promissory Note Amendment extend the waiver of Principal Payments beginning on the March 31, 2026, interest payment date and continuing through the March 31, 2028, interest payment date (the "Second Modified Payment Period") and also extend First Guaranty's ability to choose whether to make interest payments in cash or in the form of Common Stock during the Second Modified Payment Period.

The foregoing description of the Second Promissory Note Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Promissory Note Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Second Amendment to the Floating Rate Subordinated Note due March 28, 2034

On March 20, 2026, First Guaranty entered into the Second Amendment to the First Guaranty Bancshares, Inc. Floating Rate Subordinated Note due March 28, 2034 (the “Second Subordinated Note Amendment”) with Smith & Tate, which further amended that certain First Guaranty Bancshares, Inc. Floating Rate Subordinated Note due March 28, 2034 (the “Subordinated Note”). The Subordinated Note was previously amended on June 4, 2025 (the "First Subordinated Note Amendment"). As noted above, Smith & Tate is controlled by Edgar Ray Smith, III, a director and principal shareholder of the Company.

The Subordinated Note is for a ten-year term and bears interest at a floating rate based on the Prime Rate as reported by the Wall Street Journal plus 75 basis points for the period of time until redemption or maturity. The First Subordinated Note Amendment (a) changed the frequency of interest payments from monthly to quarterly and (b) during the First Modified Payment Period, allowed First Guaranty, at First Guaranty’s option, to make payments of interest either (i) in cash, as provided for in the original Subordinated Note, or (ii) in shares of Common Stock, with the number of shares of Common Stock to constitute each such interest payment equaling (x) the cash payment due as of such interest payment date based on the then-applicable interest rate as provided in the Subordinated Note; divided by (y) the consolidated closing bid price per share of the Common Stock on the trading day immediately preceding the interest payment date.

The terms of the Second Subordinated Note Amendment extend First Guaranty's ability to choose whether to make interest payments in cash or in the form of Common Stock during the Second Modified Payment Period.

The foregoing description of the Second Subordinated Note Amendment does not purport to be complete and is qualified in its entirety by reference to the Subordinated Note Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
10.1	Second Amendment to the Promissory Note, dated as of March 20, 2026, by and between First Guaranty Bancshares, Inc. and Smith & Tate Investment, L.L.C.
10.2
Second Amendment to the First Guaranty Bancshares, Inc. Floating Rate Subordinated Note due March 28, 2034, dated as of March 20, 2026, by and between First Guaranty Bancshares, Inc. and Smith & Tate Investment, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)
Date: March 24, 2026
	By:	/s/Eric J. Dosch
Eric J. Dosch
Chief Financial Officer